Exhibit 99.1

For more information, contact:
John Hall: (253) 926-4007
jhall@rainierpac.com
**For Immediate Release**	or
Vic Toy: (253) 926-4038
vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc.
Reports Third Quarter Results

Tacoma, Washington – November 9, 2009 – Rainier Pacific Financial Group, Inc. (the “Company”) (NASDAQ GM: RPFG), the holding company for Rainier Pacific Bank (the “Bank”), announced today its third quarter results for the period ended September 30, 2009.  The Company recognized a net loss of $35.0 million, or $5.82 per basic and diluted share, for the quarter ended September 30, 2009, compared to a net loss of $3.0 million, or $0.49 per basic and diluted share, for the same period in 2008.  The loss for the third quarter of 2009 was primarily attributable to non-cash pre-tax other-than-temporary impairment (“OTTI”) charges of $22.1 million relating to the Company’s  investment in pooled trust preferred collateralized debt obligation (“trust preferred CDO”) securities, a $5.7 million provision for loan losses, and a $16.7 million charge against earnings to establish a valuation allowance for deferred tax assets.

For the nine months ended September 30, 2009, the Company recognized a net loss of $43.3 million, or $7.23 per basic and diluted share, compared to a net loss of $489,000, or $0.08 per diluted share, for the same nine month period in 2008.  The loss for the nine month period of 2009 was primarily attributable to non-cash pre-tax OTTI charges of $32.3 million relating to the Company’s trust preferred CDO securities and provisions for loan losses of $12.0 million.

“Despite the further deterioration in the credit quality and valuation of the trust preferred CDO securities, Rainier Pacific Bank’s core business operations remained relatively stable during the quarter.  We are extremely disappointed with the continued increases in the level of banks and insurance companies that are deferring their payments on their trust preferred securities, and the need to replenish the Bank’s allowance for loan losses in light of the continued weakness in the local real estate market”, said John A. Hall, President and CEO.  “While this operating environment remains challenging, we remain committed to working diligently to re-capitalize the Bank while continuing to meet the needs of our customers.”

As a result of the third quarter loss, at September 30, 2009, the Company’s capital levels have been materially reduced and have resulted in both the Company and Bank, to be considered “significantly undercapitalized” by regulatory definition.  The Bank’s regulatory capital ratios are as follows as of September 30, 2009:  a Tier I leverage ratio of 3.04% (compared to an “adequately capitalized” threshold of 4.00%); a Tier I risk-based capital ratio of 2.71% (compared to an “adequately capitalized” threshold of 4.00%); and a total risk-based capital ratio of 3.79% (compared to an “adequately capitalized” threshold of 8.00%).

The trust preferred CDO securities held by the Company have experienced considerable stress due to the effects of the continued financial and economic crisis, resulting in a number of the bank and insurance company issuers of the underlying collateral opting to defer their quarterly payments.  Furthermore, the trust preferred CDO securities continue to be substantially illiquid, and their evaluation for impairment and the determination of fair value remains highly complex.  As of September 30, 2009, 14 of the 15 trust preferred CDO securities held by the Company, with an aggregate par value of $99.2 million, were determined to involve OTTI, compared to seven of the securities with an aggregate par value of $34.1 million that were determined to involve OTTI as of June 30, 2009.  Of the 14 trust preferred CDO securities that involved OTTI at September 30, 2009, 11 incurred credit loss impairment charges during the third quarter.  As part of the evaluation, the Company completes an analysis of projected cash flows for each trust preferred CDO security, which incorporates both known and projected defaults and payment deferrals on the underlying debt obligations of the trust preferred CDO securities, to determine each security’s net present value.  The net present values were calculated in a manner consistent with the methodology used in the June 30, 2009 evaluation; although, the cash flow projections supporting the net present value calculations for the current period were negatively impacted by further increases in the cumulative level of actual and projected payment deferrals by the bank and insurance company issuers of the underlying debt obligations.  Accordingly, the lower net present values, when compared to the securities’ amortized costs, resulted in additional impairment charges.  The 11 securities determined to have incurred a credit loss during the quarter resulted in total non-cash pre-tax impairment charges of $22.1 million for the quarter ended September 30, 2009, compared to three securities that incurred $1.8 million in impairment charges for the quarter ended June 30, 2009.  To determine the fair value of the trust preferred CDO securities, the Company considered indications of value using both a “market approach” and “present value techniques” available under generally accepted accounting principles.  Based upon management’s quarterly evaluation, management determined that the 15 trust preferred CDO securities held by the Company had an aggregate fair value of $23.4 million, compared to an aggregate fair value of $36.3 million at June 30, 2009.

The effects of the trust preferred CDO securities on the Company’s earnings and capital position continue to be influenced by external market conditions and other factors outside of the Company’s control, including but not limited to; specific issuer credit deterioration, deferral and default rates of specific issuer financial institutions, failure or government seizure of the underlying financial institution or insurance company issuers, rating agency actions, regulatory actions, and the prices at which observable market transactions in these types of securities occur.  While management closely monitors the performance of the trust preferred CDO securities and does not intend to sell these securities prior to their recovery in value, the current market environment significantly limits the Company’s ability to mitigate its exposure to future impairment conditions and valuation changes in these securities.  Accordingly, if the previously described market conditions deteriorate further or other detrimental factors occur, it is likely that the Company would then determine that additional impairment charges on its holdings of trust preferred CDO securities portfolio would be recognized, and such charges would correspondingly have a further material adverse affect on the Company’s earnings, shareholders’ equity, and regulatory capital.

At September 30, 2009, the Company had $37.8 million in income tax assets, which are comprised of tax affected cumulative temporary differences (inclusive of both current and deferred portions) related to unrealized valuation losses on the trust preferred CDO securities ($16.5 million), OTTI credit losses recognized ($12.5 million), provisions for loan losses ($3.3 million), and other miscellaneous items ($5.5 million).  The Company considered all of the available positive and negative evidence in its quarterly evaluation of the net deferred tax assets, including the tax carry-back and carry-forward benefits.  Based upon its analysis, the Company concluded that it is more likely than not that a significant portion of the net deferred tax assets may not be available as a benefit in future periods; and therefore, recognized a $16.7 million valuation allowance against the net deferred tax assets.  Accordingly, the only remaining income tax assets as of September 30, 2009 are the $16.5 million for unrealized valuation losses on the trust preferred CDO securities and $4.6 million in tax carry-back benefits.

The Company’s net interest income for the quarter ended September 30, 2009 was $5.0 million, compared to $6.2 million for the same period in 2008.  The decrease in net interest income was due to a $69.3 million reduction in average interest - bearing assets, and a reduction in net interest margin.  The Company’s net interest margin was 2.75% for the quarter ended September 30, 2009, compared to 2.73% and 3.06% for the quarters ended June 30, 2009 and September 30, 2008, respectively.  The yield on the Company’s interest-earning assets decreased to 5.34% for the quarter ended September 30, 2009, compared to 5.54% and 6.15% for the quarters ended June 30, 2009 and September 30, 2008, respectively.  The Company’s cost of interest-bearing liabilities also decreased to 2.65% for the quarter ended September 30, 2009, compared to 2.86% and 3.34% for the quarters ended June 30, 2009 and September 30, 2008, respectively.  The decline in asset yields for the third quarter of 2009 related primarily to the loss of relatively higher loan yields that were being earned on the VISA credit card portfolio that was sold in February 2009, the increased level of non-performing assets, lower yields on trust preferred CDO securities, the higher level of low-rate interest-bearing deposits currently being maintained by the Company to provide a sufficient level of liquidity, and the general decline in market interest rates.  The decline in the cost of interest-bearing liabilities relates primarily to reductions in the rates of interest paid on retail customer deposits during the quarter, and the removal of relatively higher cost brokered deposits during the nine months ended September 30, 2009.

Non-interest income for the quarter ended September 30, 2009 was $2.5 million, essentially unchanged compared to the same period in 2008.  Gains on the sale of loans were $431,000 in the current quarter, compared to $190,000 for the quarter ended September 30, 2008, which more than offset lower loan service fees of $169,000 for the quarter ended September 30, 2009, compared to $310,000 for the same period in 2008.

Non-interest expenses were $7.5 million for the quarter ended September 30, 2009, compared to $7.0 million incurred during the same quarter in 2008.  The increase was primarily attributable to $796,000 in Federal Deposit Insurance Corporation (“FDIC”) deposit insurance premiums and assessments, compared to $81,000 for the same quarter a year ago, and higher legal and professional expenses related primarily to third-party consultant costs required to evaluate the Company’s trust preferred CDO securities.  These increased expenses were partially offset by a $325,000 decrease in compensation and benefits costs that is primarily a result of a reduction of 26 full-time equivalent employees since the beginning of 2009, the elimination of equity-based compensation for executive officers and board members, and lower employee incentive and retirement compensation.

Total loans were $584.1 million at September 30, 2009, compared to $615.8 million at June 30, 2009 and $672.3 million at December 31, 2008.  The decrease in the loan portfolio resulted primarily from the Company’s continued focus on lowering its asset base by restricting new loan originations for its portfolio.  During the quarter ended September 30, 2009, the most significant contributing factors to the decreased size of the loan portfolio were the reduction of $13.1 million in the land development and construction loan portfolio, the sale of $19.1 million in single-family mortgage loans, and the prepayment of $8.2 million in multi-family and commercial real estate loans.  For the quarter ended September 30, 2009, the yield on loans was 6.11%, compared to 6.07% and 6.39% for the quarters ended June 30, 2009 and September 30, 2008, respectively.  Total loan originations were $21.8 million during the quarter ended September 30, 2009, compared to $36.4 million for both quarters ended June 30, 2009 and September 30, 2008.  At September 30, 2009, the loan portfolio consisted of 43.0% commercial real estate loans, 23.1% multi-family real estate loans, 9.2% land development and real estate construction loans, 8.2% one- to four-family real estate loans, 7.8% commercial business loans, 6.2% home equity loans, and 2.5% consumer loans (excluding home equity loans).

During the three months ended September 30, 2009, the Company sold $17.7 million of fixed-rate single-family residential loans, compared to $11.8 million of fixed-rate single-family residential loans during the same period in 2008.  At September 30, 2009, the portfolio of loans serviced for others increased to $188.0 million, compared to $179.9 million and $135.5 million at June 30, 2009 and September 30, 2008, respectively.

Net loan charge-offs were $7.7 million for the quarter ended September 30, 2009, compared to $737,000 for the quarter ended June 30, 2009 and $328,000 for the quarter ended September 30, 2008.  Of the $7.7 million in charge-offs, $7.1 million was concentrated in two residential builder relationships and was deemed necessary due to updated appraisal information indicating lower values for these collateral-dependent loan relationships.  The ratio of loans more than 30 days delinquent as a percentage of total loans decreased to 3.75% at September 30, 2009, compared to 5.49% at June 30, 2009, and 3.92% at September 30, 2008.  During the quarter, non-performing assets (inclusive of loans, other real estate owned, and other repossessed assets) decreased to $33.8 million, or 4.42% of total assets at September 30, 2009; compared to $39.9 million, or 4.85% of total assets at June 30, 2009; and $31.9 million, or 3.79% of total assets at September 30, 2008.  As of September 30, 2009, $31.2 million, or 92.3%, of the $33.8 million in non-performing assets were concentrated in six residential builder relationships.  The $31.2 million in non-performing assets to these builders was comprised of $17.7 million in real estate construction loans (of which $15.4 million are land development loans on properties located in the Pierce and South King Counties), $701,000 in commercial business loans, and $12.8 million in real estate owned (located in Pierce and North Thurston Counties).

Upon completing its quarterly evaluation of the allowance for loan losses, the Company increased its provisions for loan losses to $5.7 million for the quarter ended September 30, 2009, compared to provisions for loan losses of $4.0 million and $6.0 million for the quarters ended June 30, 2009 and September 30, 2008, respectively.  The allowance for loan losses was $9.7 million, or 1.66% of total loans at September 30, 2009; compared to $11.7 million, or 1.90% of total loans at June 30, 2009; and $13.9 million, or 2.10% of total loans at September 30, 2008.

Total deposits were $466.3 million at September 30, 2009, compared to $489.0 million at June 30, 2009 and $464.1 million at September 30, 2008, as the Bank continued to reduce its portfolio of brokered deposits.  At September 30, 2009, brokered deposits were $19.0 million, or 4.1% of total deposits, compared to $31.0 million, or 6.3% of total deposits at June 30, 2009, and $64.7 million, or 13.9% of total deposits at September 30, 2008.  Total retail deposits (which excludes all brokered deposits) decreased by $10.7 million during the quarter to $447.3 million at September 30, 2009, compared to $458.0 million at June 30, 2009.  For the quarter ended September 30, 2009, the average cost of interest-bearing deposits decreased to 1.49%, compared to 1.84% for the quarter ended June 30, 2009 and 2.56% for the quarter ended September 30, 2008.  The decline in the cost of interest-bearing deposits related primarily to lower market interest rates.

The investment securities portfolio at September 30, 2009 (excluding $13.7 million in Federal Home Loan Bank of Seattle stock holdings recorded at cost) totaled $51.0 million, compared to $65.4 million at June 30, 2009 and $102.5 million at September 30, 2008.  The investment securities portfolio contains $23.4 million of trust preferred CDO securities recorded at their fair value (representing $108.8 million in par value and $71.9 million in amortized cost), $18.2 million of mortgage-backed securities, and $9.4 million of municipal bonds recorded at amortized cost.

The Company’s total shareholders’ equity declined to $12.8 million at September 30, 2009, compared to $41.9 million at June 30, 2009 and $57.5 million at September 30, 2008.  The decline in shareholders’ equity during the third quarter was a result of the $35.0 million net loss for the quarter, partially offset by a lower tax affected unrealized valuation loss on the trust preferred CDO securities held by the Company in the amount of $5.9 million.  Accordingly, the Company’s capital ratio (i.e., shareholders’ equity divided by total assets) decreased to 1.68% at September 30, 2009, compared to 5.11% and 6.84% at June 30, 2009 and September 30, 2008, respectively.  The tangible common equity-to-assets ratio decreased to 1.31% at September 30, 2009, compared to 4.75% at June 30, 2009 and 6.46% at September 30, 2008.  The Company’s book value and tangible book value per share as of September 30, 2009 also decreased to $2.13 and $1.66 per share, respectively.

As previously reported, Rainier Pacific Bank is currently operating under a Supervisory Prompt Corrective Action Directive from the FDIC, and has also consented to the issuance of an Order to Cease and Desist that became effective September 30, 2009.  Among other things, these regulatory enforcement actions require the Bank to increase its Tier 1 capital ratio to at least 10.0%, or to find a suitable buyer for the Bank, to implement accurate and realistic modeling to determine the valuation of its trust preferred CDO securities portfolio, to develop a plan to increase the Bank’s liquidity position, and other requirements.  As a “significantly undercapitalized” institution, the Bank is also subject to mandatory and discretionary restrictions.  In light of these current regulatory enforcement actions, the Company and Bank continue to work closely with its federal and state banking regulators to improve and capital adequacy and asset quality, while maintaining sufficient liquidity.  In addition, the Company continues to work diligently to secure a capital infusion or to find a suitable buyer for the Bank.  However, there can be no assurances that the Company will be successful in its efforts to recapitalize or sell the Bank, and therefore its inability to do so would likely raise substantial doubt about the Company’s ability to continue as a going concern.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Bank, a Tacoma, Washington-based state-chartered savings bank operating 14 full-service locations in the Tacoma-Pierce County and City of Federal Way market areas.

For additional information, visit Rainier Pacific’s website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.”  These forward-looking statements are based on the Company’s expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control, including the potential that (1) the Company may not be able to continue as a going concern, and (2) because of our significantly undercapitalized status, our regulators may initiate additional enforcement actions against us.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets in the Company’s loan portfolio, result in the Company’s allowance for loan losses not being adequate to cover actual losses, and require the Company to materially increase its reserves; changes in general economic conditions, either nationally or in the Company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates,  net interest margin, and funding sources; deposit flows; fluctuations in the demand for loans, the number of unsold homes and other properties, and fluctuations in real estate values in the Company’s market areas; adverse changes in the securities markets, including changes in the ability of the issuers of trust preferred CDO securities the Company owns to repay their obligations; changes as a result of examinations of the Company by the Federal Reserve Board and its bank subsidiary by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks, or other regulatory authorities, or as a result of agreements with these regulators, including the possibility that any such regulatory authority may, among other things, require the Company to increase its reserve for loan losses, write-down assets, change its regulatory capital position, or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect the Company’s liquidity and earnings; the Company’s ability to control operating costs and expenses; the use of estimates in determining fair value of certain of the Company’s assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risk associated with the loans on the Company’s balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect the Company’s work force and potential associated charges; computer systems on which the Company  depends could fail or experience a security breach, or the implementation of new technologies may not be successful; the Company’s ability to retain key members of its senior management team; costs and effects of litigation, including settlements and judgments; the Company’s ability to manage loan delinquency rates; increased competitive pressures among financial services companies; changes in consumer spending, borrowing, and savings habits; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, including the interpretation of regulatory capital or other rules; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; inability of key third-party providers to perform their obligations to the Company; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; economic impact of war or any terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations; pricing, products, and services; time to lease excess space in Company-owned buildings; future actions of Nasdaq and the future listing of the Company’s securities; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.  Any of the forward-looking statements that the Company makes in this press release and in the other public statements  may turn out to be wrong because of inaccurate assumptions the Company  might make,  the factors illustrated above, or  other factors that the Company cannot foresee.  Because of these and other uncertainties, the Company’s actual future results may be materially different from those expressed in any forward-looking statements made by or on the Company’s behalf.  Therefore, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Condition
(Dollars in Thousands)

ASSETS
	At September 30,	At June 30,	At December 31,
	2009	2009	2008

Cash and cash equivalents	$8,156	$8,758	$8,811
Interest-bearing deposits with banks	41,035	47,666	29,425
Securities available-for-sale	23,396	36,280	14,895
Securities held-to-maturity (fair value at September 30, 2009: $28,744; at June 30, 2009: $29,774; at December 31, 2008: $34,162)	27,631	29,167	33,984
Federal Home Loan Bank of Seattle (“FHLB”) stock, at cost	13,712	13,712	13,712

Loans held-for-sale	1,389	-	1,505
Loans	582,697	615,833	670,776
Less: allowance for loan losses	(9,684)	(11,719)	(13,329)
Loans, net	574,402	604,114	658,952

Premises and equipment, net	32,621	33,298	33,770
Accrued interest receivable	2,857	3,071	3,535
Real estate owned	12,890	8,077	6,796
Income tax assets, net of valuation allowance	21,071	31,330	37,551
Other assets	6,383	5,918	5,802

TOTAL ASSETS	$764,154	$821,391	$847,233

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$45,107	$43,447	$40,331
Interest-bearing	421,217	445,512	478,908
Total deposits	466,324	488,959	519,239

Borrowed funds	279,337	281,421	291,217
Corporate drafts payable	97	1,498	1,554
Accrued compensation and benefits	1,697	1,163	1,745
Other liabilities	3,852	6,409	4,184

TOTAL LIABILITIES	751,307	779,450	817,939

SHAREHOLDERS’ EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 6,294,898 shares issued and 6,022,386 shares outstanding at Sept. 30, 2009; 6,294,898 shares issued and 6,005,312 shares outstanding at June 30, 2009; and 6,295,298 shares issued and 5,968,393 shares outstanding at Dec. 31, 2008	51,046	51,163	51,303
Unearned Employee Stock Ownership Plan (“ESOP”) shares	(2,714)	(2,884)	(3,224)
Accumulated other comprehensive income/(loss) (“OCI/(loss)”), net of tax	(31,980)	(37,843)	(47,206)
Retained earnings (accumulated deficit)	(3,505)	31,505	28,421

TOTAL SHAREHOLDERS’ EQUITY	12,847	41,941	29,294

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$764,154	$821,391	$847,233

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Operations
(Dollars in Thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
INTEREST INCOME
Loans	$9,291	$10,666	$29,067	$33,134
Securities available-for-sale	217	1,304	1,646	4,437
Securities held-to-maturity	301	398	984	1,269
Interest-bearing deposits	34	-	85	33
FHLB dividends	-	48	-	130
Total interest income	9,843	12,416	31,782	39,003
INTEREST EXPENSE
Deposits	1,656	2,735	6,363	9,301
Borrowed funds	3,156	3,527	9,614	10,567
Total interest expense	4,812	6,262	15,977	19,868
Net interest income	5,031	6,154	15,805	19,135
PROVISION FOR LOAN LOSSES	5,700	6,000	12,000	6,700
Net interest income (loss) after provision for loan losses	(669)	154	3,805	12,435

NON-INTEREST INCOME
Deposit service fees	948	958	2,614	2,705
Loan service fees	169	310	614	912
Insurance service fees	566	598	1,656	1,677
Investment service fees	120	147	470	432
Real estate lease income	183	270	617	778
Gain on sale of securities, net	-	1	-	12
Gain on sale of loans, net	431	190	4,866	875
Gain (loss) on sale of other real estate owned	33	(32)	23	(25)
Loss on sale of premises and equipment, net	-	-	(3)	(1)
Other operating income	46	37	130	536
Total non-interest income	2,496	2,479	10,987	7,901
NON-INTEREST EXPENSE
Compensation and benefits	3,719	4,044	10,985	12,146
Office operations	1,039	990	2,922	2,882
Occupancy	654	572	1,922	1,802
Loan servicing	57	127	311	359
Outside and professional services	442	283	1,191	979
Marketing	235	260	766	762
Federal deposit insurance premiums and assessments	796	81	2,551	211
Other operating expenses	604	665	2,058	1,739
Total non-interest expense	7,546	7,022	22,706	20,880
OTHER-THAN-TEMPORARY IMPAIRMENT ON SECURITIES
Total other-than-temporary impairment losses	(53,835)	-	(57,303)	-
Portion of losses recognized in OCI/(loss)	31,783	-	24,960	-
Net impairment losses	(22,052)	-	(32,343)	-

LOSS BEFORE PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(27,771)	(4,389)	(40,257)	(544)

PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	7,239	(1,439)	3,066	(55)

NET LOSS	$(35,010)	$(2,950)	$(43,323)	$(489)
EARNINGS (LOSS) PER COMMON SHARE
Basic	$(5.82)	$(0.49)	$(7.23)	$(0.08)
Diluted	$(5.82)	$(0.49)	$(7.23)	$(0.08)
Weighted average shares outstanding – Basic	6,011,065 (1)	5,998,207 (2)	5,992,934 (1)	5,989,822 (2)
Weighted average shares outstanding – Diluted	6,011,065	5,998,207	5,992,934	5,989,822

(1)
Weighted average shares outstanding – Basic includes 268,273 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the 2004 Management Recognition Plan (“MRP”), net of forfeited shares.

(2)	Weighted average shares outstanding – Basic includes 277,513 vested and ratably earned shares of the 326,100 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	Three Months Ended
	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
INTEREST INCOME
Loans	$9,291	$9,534	$10,242	$10,794
Securities available-for-sale	217	595	834	1,325
Securities held-to-maturity	301	330	353	381
Interest-bearing deposits	34	32	19	3
Total interest income	9,843	10,491	11,448	12,503

INTEREST EXPENSE
Deposits	1,656	2,075	2,632	2,934
Borrowed funds	3,156	3,232	3,226	3,377
Total interest expense	4,812	5,307	5,858	6,311
Net interest income	5,301	5,184	5,590	6,192
PROVISION FOR LOAN LOSSES	5,700	4,000	2,300	300
Net interest income (loss) after provision for loan loss	(669)	1,184	3,290	5,892

NON-INTEREST INCOME
Deposit service fees	948	868	798	873
Loan service fees	169	214	231	289
Insurance service fees	566	503	587	537
Investment service fees	120	175	175	238
Real estate lease income	183	177	257	406
Gain on sale of securities, net	-	-	-	28
Gain on sale of loans, net	431	874	3,561	303
Gain (loss) on sale of other real estate owned	33	(8)	(2)	4
Gain (loss) on sale of premises and equipment, net	-	(2)	(1)	(1)
Other operating income	46	40	44	32
Total non-interest income	2,496	2,841	5,650	2,709

NON-INTEREST EXPENSE
Compensation and benefits	3,719	3,641	3,625	4,722
Office operations	1,039	927	956	924
Occupancy	654	630	638	658
Loan servicing	57	119	135	140
Outside and professional services	442	264	485	414
Marketing	235	274	257	543
Federal deposit insurance premiums and assessments	796	1,261	494	89
Other operating expenses	604	655	799	447
Total non-interest expense	7,546	7,771	7,389	7,937

OTHER-THAN-TEMPORARY IMPAIRMENT ON SECURITIES
Total other-than-temporary impairment losses	(53,835)	(2,035)	(1,433)	(21,706)
Portion of losses (gains) recognized in OCI/(loss)	31,783	227	(7,050)	-
Net impairment losses	(22,052)	(1,808)	(8,483)	(21,706)

LOSS BEFORE PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(27,771)	(5,554)	(6,932)	(21,042)
PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	7,239	(1,854)	(2,319)	(6,916)
NET LOSS	$(35,010)	$(3,700)	$(4,613)	$(14,126)
EARNINGS (LOSS) PER COMMON SHARE
Basic	$(5.82)	$(0.62)	$(0.77)	$(2.36)
Diluted	$(5.82)	$(0.62)	$(0.77)	$(2.36)
Weighted average shares outstanding – Basic	6,011,065 (1)	5,993,150 (2)	5,974,588 (3)	5,991,574 (4)
Weighted average shares outstanding – Diluted	6,011,065	5,993,150	5,974,588	5,991,574

(1)	Weighted average shares outstanding – Basic includes 268,273 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the MRP, net of forfeited shares.
(2)	Weighted average shares outstanding – Basic includes 268,173 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the MRP, net of forfeited shares.
(3)	Weighted average shares outstanding – Basic includes 266,644 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the MRP, net of forfeited shares.
(4)	Weighted average shares outstanding – Basic includes 265,202 vested and ratably earned shares of the 269,740 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)
	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008
Loan portfolio composition:
Real estate:
One- to four-family residential (1)	$47,841	$52,463	$58,516	$56,325	$65,997
Five or more family residential	135,023	141,794	149,562	148,949	141,449
Commercial	251,003	253,981	256,985	253,801	248,243
Total real estate	433,867	448,238	465,063	459,075	455,689

Real estate construction:
One- to four-family residential	41,956	55,529	59,263	71,424	79,120
Five or more family residential	496	495	491	483	471
Commercial	11,484	11,004	9,602	9,953	5,991
Total real estate construction	53,936	67,028	69,356	81,860	85,582

Consumer:
Automobile	7,491	8,645	10,127	11,818	13,409
Home equity	36,085	38,143	40,843	42,442	42,660
Credit cards	-	-	-	23,192	22,793
Other	7,401	7,384	7,547	8,132	8,123
Total consumer	50,977	54,172	58,517	85,584	86,985
Commercial business	45,306	46,395	47,333	45,762	35,991
Subtotal	584,086	615,833	640,269	672,281	664,247
Less: Allowance for loan losses	(9,684)	(11,719)	(8,456)	(13,329)	(13,943)
Total loans, net	$574,402	$604,114	$631,813	$658,952	$650,304
Sold loans, serviced for others	$187,977	$179,943	$163,657	$148,493	$135,496

Non-performing assets:
Loans 90 days or more past due or non-accrual loans (2):
Real estate	$1,604	$-	$-	$-	$-
Real estate construction	18,155	29,265	17,490	24,042	31,243
Consumer	229	225	244	488	242
Commercial business	872	2,300	1,596	14	288
Repossessed assets	2	10	25	38	-
Other real estate owned	12,890	8,077	6,087	6,796	103
Total non-performing assets (3)	$33,752	$39,877	$25,442	$31,378	$31,876

Loans greater than 30 days delinquent (2)	$21,931	$33,780	$20,027	$26,863	$26,049
Loans greater than 30 days delinquent as a pct. of loans	3.75%	5.49%	3.13%	4.00%	3.92%

Non-performing loans as a pct. of loans	3.57%	5.16%	3.02%	3.65%	4.78%
Non-performing assets as a pct. of assets (3)	4.42%	4.85%	2.96%	3.70%	3.79%

Allowance for loan loss as a pct. of non-performing loans	46.42%	36.86%	43.75%	54.31%	43.88%
Allowance for loan loss as a pct. of total loans	1.66%	1.90%	1.32%	1.98%	2.10%
Core deposits (all deposits, excluding CDs)	$256,827	$272,108	$268,663	$256,689	$247,990
Retail CDs	190,499	185,869	169,146	175,108	151,355
Brokered CDs	18,998	30,982	70,800	87,442	64,711
Total deposits	$466,324	$488,959	$508,609	$519,239	$464,056

Loans/Deposits	125.25%	125.95%	125.89%	129.47%	143.14%
Equity/Assets	1.68%	5.11%	4.56%	3.46%	6.84%
Tangible Equity/Assets	1.31%	4.75%	4.21%	3.09%	6.46%

(1)	Includes loans held-for-sale.
(2)
The Company may classify selected loans as non-accrual although the contractual payments on the loans are not past due, based upon other factors or characteristics known to the Company relating to the loan or the borrower.  Therefore, the amount of loans reported as “90 days or more past due or non-accrual loans” may exceed the amount of loans reported as “greater than 30 days delinquent”.

(3)
Excludes seven trust preferred CDO securities in an amount of $14.4 million (at fair value) as of September 30, 2009, and one such security in an amount of $846,000 (at fair value) as of June 30, 2009 that are being treated by the Company as “non-accrual.”  Due to the rights granted to the issuers of the debt collateralizing the security, that allow the issuers to contractually defer interest payments for up to 20 consecutive quarters, the security is not deemed to be “non-performing” under its original terms.  However, if these securities were deemed “non-performing assets,” the non-performing assets as a percentage of assets reported for September 30, 2009 and June 30, 2009 would be 6.29% and 4.96%, respectively.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Loan growth (decline)	(5.16%)	0.04%	(13.12%)	4.28%
Deposit growth (decline)	(4.63%)	0.07%	(10.19%)	0.56%
Equity growth (decline)	(69.37%)	(23.88%)	(56.14%)	(33.76%)
Asset growth (decline)	(6.97%)	(3.44%)	(9.81%)	(4.35%)

Loans originated	$21,797	$36,390	$111,475	$182,911
Loans sold	$17,697	$11,765	$106,891	$48,221
Loans charged-off, net	$7,735	$328	$15,645	$836

Increase in non-interest income	0.69%	2.78%	39.06%	12.90%
Increase (decrease) in non-interest expense	7.46%	(4.45%)	8.75%	(3.15%)
Net charge-offs to average loans	5.10%	0.20%	3.31%	0.17%
Efficiency ratio	100.25%	81.34%	84.75%	77.23%
Return on assets	(17.33%)	(1.37%)	(6.95%)	(0.08%)
Return on equity	(396.12%)	(17.05%)	(160.36%)	(0.83%)

Interest-earning assets:
Yield on loans	6.11%	6.39%	6.15%	6.77%
Yield on investments	3.14%	5.41%	5.35%	5.25%
Yield on FHLB stock	-	1.40%	-	1.27%
Yield on interest-earning assets	5.34%	6.15%	5.60%	6.40%

Interest-bearing liabilities:
Cost of deposits	1.49%	2.56%	1.86%	2.95%
Cost of borrowed funds	4.46%	4.37%	4.45%	4.38%
Cost of interest-bearing liabilities	2.65%	3.34%	2.87%	3.57%
Net interest rate spread	2.69%	2.81%	2.73%	2.83%

Net interest margin	2.75%	3.06%	2.78%	3.14%

Net interest margin-quarter ended 06/30/09	2.73%
Net interest margin-quarter ended 03/31/09	2.85%
Net interest margin-quarter ended 12/31/2008	3.14%
Net interest margin-quarter ended 09/30/2008	3.06%

	As of
	September 30,		June 30,		March 31,		December 31,		September 30,
	2009		2009		2009		2008		2008
Shares outstanding at end of period	6,023,453	(1)	6,006,479	(2)	5,989,505	(3)	5,972,931	(4)	6,054,391	(5)
Book value per share	$2.13		$6.98		$6.54		$4.90		$9.50
Tangible book value per share	$1.66		$6.49		$6.03		$4.38		$8.97

(1)	Shares outstanding represent 6,294,898 shares issued (including 1,067 unvested restricted shares granted under the MRP), less 271,445 unallocated shares under the ESOP.
(2)	Shares outstanding represent 6,294,898 shares issued (including 1,167 unvested restricted shares granted under the MRP), less 288,419 unallocated shares under the ESOP.
(3)	Shares outstanding represent 6,294,898 shares issued (including 2,696 unvested restricted shares granted under the MRP), less 305,393 unallocated shares under the ESOP.
(4)	Shares outstanding represent 6,295,298 shares issued (including 4,538 unvested restricted shares granted under the MRP), less 322,367 unallocated shares under the ESOP.
(5)	Shares outstanding represent 6,399,390 shares issued (including 48,587 unvested restricted shares granted under the MRP), less 339,341 unallocated shares under the ESOP.